UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 7, 2006, we filed a Current Report on Form 8-K to report, among other things, the closing of our sale of certain deepwater assets to a subsidiary of Statoil ASA and to file the pro forma financial information required to be filed pursuant to Items 2.01 and 9.01. This amendment to that filing includes revised pro forma financial information as Exhibit 99.2.

Item 1.02 Termination of a Material Definitive Agreement

To the extent required by Item 1.02 of Form 8-K, the information contained in or incorporated by reference in Item 8.01 of this report is incorporated by reference in this Item 1.02. In addition, to the extent required by Item 1.02 of Form 8-K, the Indenture between Plains Exploration & Production Company (the “Company” or “PXP”), the subsidiary guarantors parties thereto and Wells Fargo Bank, N.A., as Trustee (“Wells Fargo”), dated as of June 30, 2004 (the “Senior Notes Indenture”), which was filed as Exhibit 4.1 to PXP’s registration statement on Form S-4 filed by PXP on August 18, 2004, is incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K.

On September 29, 2006, PXP elected to call for full redemption its $250 million aggregate principal amount of 7 1/8% Senior Notes due 2014 (the “Senior Notes”). On November 3, 2006, PXP completed the redemption of all of its $250 million outstanding 7 1/8% Senior Notes due 2014. PXP redeemed the notes at a price of approximately $1,074.50 for each $1,000 principal amount of notes redeemed, or approximately $269 million in total, plus approximately $6.8 million in unpaid interest accrued to the redemption date. As a result of such redemption, PXP is no longer subject to the Senior Notes Indenture. PXP did not incur any early termination penalties in connection with the redemption of the Senior Notes beyond the premium reflected in the redemption price described above.

Wells Fargo is the lender under PXP’s short-term credit facility and its Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 1, 2006, PXP sold its working interests in two deepwater Gulf of Mexico discoveries, Big Foot and Caesar, and one deepwater exploration prospect, Big Foot North, comprising a total of four deepwater lease blocks, Green Canyon blocks 683 and 952 and Walker Ridge blocks 28 and 29, to a subsidiary of Statoil ASA (“Statoil”) for approximately $706 million in cash pursuant to a Purchase and Sale Agreement dated as of September 15, 2006, and effective as of September 1, 2006 (the “Purchase Agreement”), between PXP and Statoil.

The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 is set forth below under Item 9.01.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained or incorporated in Items 1.02, 3.03 and 8.01 of this report is incorporated by reference in this Item 2.04.

Item 3.03 Material Modifications to Rights of Security Holders

As previously reported in PXP’s Form 8-K filed on October 24, 2006, PXP entered into a Sixth Supplemental Indenture (the “Supplemental Indenture”) on October 20, 2006, to its Amended and Restated Indenture dated as of June 18, 2004 (as amended by the Second Supplemental Indenture dated as of June 30, 2004, the Third Supplemental Indenture dated as of December 30, 2004, the Fourth Supplemental Indenture dated as of June 28, 2005, the First Amendment to Amended and Restated Indenture dated as of December 1, 2005, and the Fifth Supplemental Indenture dated as of August 21, 2006). The provisions of the Supplemental Indenture became operative on November 3, 2006, upon the purchase a majority of the outstanding 8 3/4% Senior Subordinated Notes due 2012 (the “Senior Subordinated Notes”).

To the extent required by Item 3.03 of Form 8-K, the information contained in or incorporated by reference in Item 1.01 of PXP’s Form 8-K filed on October 24, 2006 and the information contained in or incorporated by reference in Item 8.01 of this report is incorporated by reference in this Item 3.03.

Item 8.01 Other Events

PXP issued a press release on November 2, 2006 announcing expiration and final results of its tender offer and consent solicitation for any and all of its outstanding Senior Subordinated Notes. A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated by reference in this Item 8.01.

On November 3, 2006, PXP completed the redemption of all of its $250 million outstanding Senior Notes. PXP redeemed the Senior Notes at a price of approximately $1,074.50 for each $1,000 principal amount of notes redeemed, or approximately $269 million in total, plus approximately $6.8 million in interest accrued to the redemption date. As a result of such redemption, PXP is no longer subject to the Senior Notes Indenture.

Item 9.01 Financial Statements and Exhibits

(b)(1) Pro forma financial information

On November 1, 2006, PXP sold its working interests in two deepwater Gulf of Mexico discoveries, Big Foot and Caesar, and one deepwater exploration prospect, Big Foot North, comprising a total of four deepwater lease blocks, Green Canyon blocks 683 and 952 and Walker Ridge blocks 28 and 29, to Statoil pursuant to a Purchase and Sale Agreement. The pro forma financial information required to be filed pursuant to Items 2.01 and 9.01 of Form 8-K is attached hereto as Exhibit 99.2 and is incorporated by reference in this Item 9.01.

(d) Exhibits

Exhibit Number	Document
99.1	Press Release dated November 2, 2006.

99.2	Pro forma financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: November 7, 2006	/s/ Cynthia A. Feeback
Cynthia A. Feeback
Vice President—Accounting, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release dated November 2, 2006.

99.2	Pro forma financial information.